As filed with the Securities and Exchange Commission on November 13, 2000
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

RATIONAL SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	54-1217099
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

18880 Homestead Road
Cupertino, California   95014
(408) 863-9900

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices

1997 Stock Option Plan
1998 Employee Stock Purchase Plan
2000 Director Option Plan
 (Full title of the Plans)

TIMOTHY A. BRENNAN
CHIEF FINANCIAL OFFICER AND SECRETARY
RATIONAL SOFTWARE
CORPORATION
18880 HOMESTEAD ROAD
CUPERTINO, CALIFORNIA   95014
(408) 863-9900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
KATHARINE A. MARTIN, ESQ.
WILSON SONSINI GOODRICH & ROSATI
PROFESSIONAL CORPORATION
650 PAGE MILL ROAD
PALO ALTO, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1997 Stock Option Plan; Common Stock, $0.01 par value (shares reserved for future grant)	12,000,000	$52.22 (1)	$626,640,000	$165,432.97
1998 Employee Stock Purchase Plan; Common Stock, $0.01 par value (shares reserved for future grant)	294,697	$44.39 (2)	$13,081,600	$3,453.55
2000 Director Option Plan; Common Stock, $0.01 par value (shares reserved for future grant)	1,000,000	$52.22 (3)	$52,220,000	$13,786.09
TOTALS	13,294,697		$691,941,600	$182,672.61

(1) Computed in accordance with Rule 457(c).

(2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon eighty-five percent of the average of the high and low prices as reported on the Nasdaq National Market on November 9, 2000, the price at which are granted pursuant to the plan.

(3) Computed in accordance with Rule 457(c)

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about August 4, 1998 (SEC File No. 333-60579) (the "1997 Stock Plan Form S-8") in connection with the 1997 Stock Plan (the "1997 Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1997 Plan. The contents of the 1997 Stock Plan Form S-8, and periodic reports that the Registrant filed after the 1997 Stock Plan Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about January 22, 1999 (SEC File No. 333-70989) (the "1998 ESPP Form S-8") in connection with the 1998 Employee Stock Purchase Plan (the "1998 Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1998 Plan. The contents of the 1998 ESPP Form S-8, and periodic reports that the Registrant filed after the 1998 ESPP Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by Rational Software Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    The Registrant's Annual Report on Form 10-K for the year ended March 31, 2000 as filed with the Commission;
    The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2000 as filed with the Commission;
    The description of the Registrant's common stock contained in the Registrant's registration statement on Form S-4 (File No. 333- 29799) filed by the Registrant with the Commission on June 25, 1997 and any amendment or report filed hereafter for the purpose of updating such description; and
    Item 1 of Registrant's Form 8-A dated May 25, 1984, as amended and Form 8-A/A dated May 25, 1995, as filed with the Commission.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's certificate of incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and otheragents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers.

Item 7. Exemption from Registration

Not applicable.

Item 8. Exhibits
Exhibit Number	Description
4.1	Rational 1997 Stock Plan is incorporated herein by reference to the Registrant's Registration Statement on Form S-8 as filed on October 15, 1999 (File No. 333-89089).
4.2	The 1998 Employee Stock Purchase Plan is incorporated herein by reference to the Registrant's Registration Statement on Form S-8 as filed on January 22, 1999 (File No. 333-70989).
4.3	The 2000 Director Option Plan filed herewith.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as the legality of securities being registered (Counsel to the Registrant)filed herewith.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (see page II-3).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act , each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on November 13, 2000.

RATIONAL SOFTWARE CORPORATION

By:	/s/ Timothy A. Brennan

Timothy A. Brennan
Senior Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer & Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Bogan and Timothy A. Brennan and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 13, 2000      /s/ Paul D. Levy
                        --------------------------------------------
                        Paul D. Levy, Founder and Chairman of the Board

Date: November 13, 2000      /s/ Michael T. Devlin
                        --------------------------------------------
                        Michael T. Devlin, Founder, Chief Executive
                        Officer, and Director

Date: November 13, 2000      /s/ Thomas F. Bogan
                        --------------------------------------------
                        Thomas F. Bogan, President, and Chief Operating
                        Officer

Date: November 13, 2000      /s/ Timothy A. Brennan
                        --------------------------------------------
                        Timothy A. Brennan, Senior Vice President,
                        Chief Financial Officer, and Secretary
                        (Principal Financial Officer
                        & Principal Accounting Officer)

Date: November 13, 2000      /s/ Leslie G. Denend
                        --------------------------------------------
                        Leslie G. Denend, Director

Date: November 13, 2000      /s/ John E. Montague
                        --------------------------------------------
                        John E. Montague, Director

Date: November 13, 2000      /s/ Allison R. Schleicher
                        --------------------------------------------
                        Allison R. Schleicher, Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Rational 1997 Stock Plan is incorporated herein by reference to the Registrant's Registration Statement on Form S-8 as filed on October 15, 1999 (File No. 333-89089).
4.2	The 1998 Employee Stock Purchase Plan is incorporated herein by reference to the Registrant's Registration Statement on Form S-8 as filed on January 22, 1999 (File No. 333-70989).
4.3	The 2000 Director Option Plan filed herewith.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as the legality of securities being registered (Counsel to the Registrant)filed herewith.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (see page II-3).